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                                                                     EXHIBIT 5.1
February 1, 2005

Barrier Therapeutics, Inc.
600 College Road East, Suite 3200
Princeton, NJ  08540

Re: Barrier Therapeutics, Inc., Registration Statement on Form S-1 (Registration No. 333-122261)

Ladies and Gentlemen:

We have acted as counsel to Barrier Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the proposed offering and sale of up to 4,600,000 shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), of which 2,600,000 shares (the "Company Shares"), including 600,000 shares purchasable by the underwriters upon their exercise of an over-allotment option, are to be newly issued and sold by the Company, and 2,000,000 shares (the "Selling Stockholder Shares") are to be sold by the selling stockholders listed in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Company Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

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Barrier Therapeutics, Inc.
February 1, 2005
Page 2

The opinions expressed herein are limited to the Delaware General Corporation
Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius, LLP